UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

California	1-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18101 Von Karman Avenue, Suite 700, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 202-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2014, First Foundation Inc. (the “Company” or “FFI”), First Foundation Bank (“FFB”), which is a California state-chartered bank and wholly-owned subsidiary of the Company, and Pacific Rim Bank, a Hawaii state-chartered bank headquartered in Honolulu, Hawaii (“PRB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger of PRB with and into FFB (the “Merger”). Pursuant to the Merger Agreement, FFB will be the surviving corporation in the Merger and, upon consummation of the Merger, each of the outstanding shares of PRB common stock (other than any dissenting shares) will be converted into a right to receive 0.3950 of a share of common stock of the Company (the “Exchange Ratio”), while all then outstanding options or warrants to purchase any shares of PRB common stock will automatically terminate. It is currently expected that, upon the effectiveness of the Merger, the shareholders of PRB will own a total of approximately 7.8% of the Company’s outstanding shares of common stock.

Consummation of the Merger is subject to the satisfaction of certain closing conditions, including the approval of the Merger by Federal and state bank regulatory agencies and by PRB’s shareholders, the receipt from the California Commissioner of Business Oversight of a permit for the offer and sale by the Company of its shares of common stock to PRB’s shareholders in the Merger, as well as other conditions that are customary for transactions of this nature, all of which are set forth in the Merger Agreement. The Merger Agreement provides that if and when all of the conditions are satisfied or waived, the Merger will be consummated and will become effective on the second business day or as soon as practicable thereafter (which is referred to in the Merger Agreement as the “Effective Time” of the Merger). On the other hand, if any of the conditions to a party’s obligations under the Merger Agreement is determined not to be susceptible of satisfaction or, although susceptible of satisfaction, is not satisfied by September 30, 2015, then such party will have the right to terminate the Agreement.

The Merger Agreement contains customary covenants of the Company and PRB, including, among other things, a covenant by PRB to conduct its business in the ordinary and usual course of business consistent with past practice during the period between the parties’ entry into the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement and to not take specified actions during such period. PRB has also agreed, among other things, that, subject to certain limited exceptions, neither it nor its officers, directors or any other of its representatives will encourage, initiate, solicit, or take any other action designed to facilitate, or engage in any discussions or negotiations regarding, or enter into any agreement or understanding (written or oral) which contemplates, any proposal to acquire or the consummation of an acquisition of PRB or all or any material part of its outstanding shares or assets or business.

The parties currently anticipate that the consummation of the Merger will occur by mid- 2015.

The foregoing summary of the Merger Agreement and the Merger and other transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to, and which by this reference is incorporated into, this Current Report on Form 8-K.

The Merger Agreement has been attached as an Exhibit to this Current Report to provide investors and the shareholders of the parties with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, FFB or PRB. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties delivered to each other in connection with signing the Merger Agreement. In addition, such representations and warranties are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors and, in certain cases, were made as of a specific date or for the purpose of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is hereby made to the information regarding the Merger Agreement and the Merger contained in Item 1.01 of this Current Report on Form 8-K. The Merger Agreement provides for the Company to submit to the California Commissioner of Business Oversight an application for a permit pursuant to Sections 25121 and 25142 of the California Securities Law to enable the Company to offer and sell shares of its common stock in the Merger to PRB’s shareholders. If that permit is issued, the offer and by the Company of shares of its common stock to PRB’s shareholders in the Merger will be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On November 25, 2014, the Company issued a press release announcing that the Company, FFB and PRB had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and such information and that Exhibit shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of November 25, 2014, by and among First Foundation Inc., First Foundation Bank and Pacific Rim Bank.*

99.1	Press Release issued November 25, 2014 reporting the entry by the Company, First Foundation Bank and Pacific Rim Bank into a definitive Merger Agreement providing for the consummation of a merger of Pacific Rim Bank with and into First Foundation Bank.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. First Foundation Inc. agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Additional Information and Where to Find It

Neither this Current Report on Form 8-K nor the Merger Agreement constitutes a solicitation by PRB of any proxies from any of its shareholders to vote their shares for approval of the Merger Agreement and the Merger, or a offer by FFI to sell to any PRB shareholder or a solicitation by FFI of an offer to buy from any PRB shareholder any shares of common stock or other securities of the Company. In connection with the proposed Merger, PRB will be preparing a proxy statement by which PRB will solicit proxies from the PRB shareholders for approval of the Merger Agreement and the Merger. That proxy statement will also contain an offering circular to be prepared by the Company pursuant to which it will offer shares of its common stock to PRB’s shareholders in exchange for their shares of PRB common stock at the Exchange Ratio and on the other terms and conditions set forth in the Merger Agreement. That proxy statement/offering circular will be sent to the PRB shareholders, who are urged to carefully read the proxy statement/offering circular and any other relevant documents, when they become available, because they will contain important information about the Company, FFB and PRB and the Merger.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about First Foundation, First Foundation Bank and Pacific Rim and the proposed Merger. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” All statements in this Current Report, other than statements of historical fact, are forward-looking statements.

Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, such statements are necessarily based on current information available to us. Therefore, the expectations or beliefs expressed in those statements, including the statements regarding our expectations or beliefs about the realization of the expected benefits of the Merger, may ultimately prove to have been incorrect due to the occurrence of currently unexpected future events or circumstances or as a result of a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the risk that we will not succeed in consummating our acquisition of PRB due to an inability to obtain required regulatory approvals on acceptable terms or the approval of PRB’s shareholders or due to other circumstances or events outside of our control; the possibility that cost savings and other benefits expected to be realized from the acquisition of PRB may not be realized within expected time frames or at all; and the possibility that integrating PRB’s banking business into FFB’s banking business could cost more, take longer or be less successful than expected. In addition, FFI’s business is subject to other risks and uncertainties that could adversely affect its financial results in the future and could cause our actual financial results to differ materially from those projected, expressed or implied in the forward-looking statements. Those risks and uncertainties include, but not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the economic recovery in the United States will stall or will be adversely affected by domestic or international economic conditions that could lead to an increase in non-performing loans and could cause the Federal Reserve Board to continue to keep interest rates low, any of which could adversely affect our interest income and interest rate margins and, therefore, our future operating results; and the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in Item 1A, entitled “Risk Factors” in our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on March 25, 2014, and readers of this Current Report are urged to review that additional information contained in that Annual Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Current Report, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this Current Report or in the above-referenced 2013 Annual Report, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: December 1, 2014	By:	/s/ John M. Michel
John M. Michel
Executive Vice President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of November 25, 2014, by and among First Foundation Inc., First Foundation Bank and Pacific Rim Bank.*

99.1	Press Release issued November 25, 2014 announcing the entry by the Company, First Foundation Bank and Pacific Rim Bank into a definitive Merger Agreement providing for the consummation of a merger of Pacific Rim Bank with and into First Foundation Bank.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. First Foundation Inc. agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

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